UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 6, 2013

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	000-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

352 Knotter Drive, Cheshire, Connecticut 06410
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(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (203) 272-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.
Alexion Pharmaceuticals, Inc. held its Annual Meeting of Stockholders on May 6, 2013 in New Haven, Connecticut. The results of the matters voted on by the stockholders are set forth below.

1.    The election of directors:

	Votes For	Votes Against or Withheld	Broker Non-Votes

Max Link	164,511,744	6,560,957	6,179,834
Leonard Bell	165,446,286	5,626,415	6,179,834
William R. Keller	165,790,924	5,281,777	6,179,834
Joseph A. Madri	164,192,413	6,880,288	6,179,834
Larry L. Mathis	166,331,290	4,741,411	6,179,834
R. Douglas Norby	164,312,167	6,760,534	6,179,834
Alvin S. Parven	164,157,547	6,915,154	6,179,834
Andreas Rummelt	166,528,043	4,544,658	6,179,834
Ann M. Veneman	165,840,413	5,232,288	6,179,834

2.	The non-binding advisory vote to approve the compensation paid to Alexion’s named executive officers as described in Alexion’s 2013 proxy statement:

Votes For	Votes Against	Abstentions

150,650,744	20,215,326	206,631

3.	Approval of the Amended and Restated 2004 Incentive Plan, including an amendment to increase the number of shares of common stock available for issuance by 12 million shares:

Votes For	Votes Against	Abstentions

152,111,375	18,753,145	208,181

4.	Ratification of the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm:

Votes For	Votes Against	Abstentions

174,112,707	3,021,572	118,256

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013	ALEXION PHARMACEUTICALS, INC.
By: /s/ Michael V. Greco Name: Michael V. Greco Title: Associate General Counsel and Corporate Secretary